                                                                 EXHIBIT 10.1(c)


                              MANAGEMENT AGREEMENT

         This Management Agreement (this "Agreement") is by and between Cinemark USA, Inc., a Texas Corporation ("Manager") with its principal place of business located at 7502 Greenville Avenue, Suite 800-LB9, Dallas, Texas and [Laredo Joint Venture] ("Owner") with its principal place of business located at 7502 Greenville Avenue, Suite 800-LB9, Dallas, Texas, and shall be effective as of December 10, 1993.

                                    RECITALS

         A. Owner is engaged in the business of developing new theatres and acquiring existing theatres (the "Theatres") through wholly owned subsidiaries.

         B. Manager has the qualified, experienced and necessary personnel to manage the Theatres and Manager also has the qualified personnel necessary to provide accounting and administrative services in connection with the operation of the Theatres.

         C. Owner desires Manager to manage the Theatres and to render accounting and administrative services to owner in connection with the operation of the Theatres.

         D. Manager desires to provide Owner with the aforesaid services.

         NOW, THEREFORE, and in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Definitions. The terms defined in this Section 1 shall have the following meanings, unless the context clearly requires a different interpretation:

               (a) "Cash Expenditures" means all cash expenditures made by Manager pursuant to or in accordance with this Agreement, or which Owner shall otherwise authorize or approve, during any applicable or pertinent period in the operation of the Theatres or in connection with the Theatres or any part thereof, including, but not limited to, the "Management Fee" (as hereinafter defined), film rental payments, rents under Theatre leases, payroll and payroll expenses of whatsoever nature and taxes, concession expenses, advertising, supplies, utility charges, repairs, maintenance and replacements (whether deemed to be a capital item or expense for accounting purposes), and insurance premiums and all other expenses of operation of the Theatres. Cash Expenditures shall also include (i) real estate or other taxes, assessments, levies or charges and
(ii) debt service or any other sums or charges payable under any mortgage or deed of trust affecting the Theatres or any part thereof.

               (b) "Revenues" means all revenue of Owner determined in accordance with generally accepted accounting principles.

         2. Management of Theatres. Manager shall operate and manage the Theatres for Owner as motion picture theatres under the provisions set forth in this Agreement and in a manner consistent with the practices, policies and standards employed by Manager in operating and managing its own theatres. In pursuance of the foregoing, Manager shall perform the following services:

               (a) Management, Accounting, Administrative Services. Manager shall provide or procure all management, accounting, administrative and other services, licenses, permits, supplies and goods necessary for the orderly operation and management of the Theatres in accordance with this Agreement, including but not limited to the following:

                     (1) Book and license or cause to be licensed on Owner's behalf, films and other attractions for exhibition in the Theatres. Manager is hereby authorized by Owner to execute film license agreements on behalf of Owner for the Theatres.

                     (2) Arrange for advertising for the Theatres.

                     (3) Render the necessary auditing, accounting and bookkeeping services generally required in the management of the affairs and operation of theatres.

                     (4) Cause the books and records of Owner to be audited annually. The cost and expense attributable to such audits shall be borne and paid by Owner.

                     (5) Manager shall prepare or cause to be prepared, all federal, state and local income tax returns required to be filed by owner. Owner shall be responsible for remitting when due to the proper governmental authorities all taxes on box office admissions that are not measured by net income, all sales taxes on other Theatre revenues and all income taxes. Whenever eligible to do so by applicable law, Manager and owner will (a) file consolidated federal income tax returns and (b) enter into a tax sharing agreement providing for their sharing of the federal income tax burdens of the consolidated group. In general, Owner will pay to Manager the amount of federal income tax it would owe as if it were filing a separate return. Owner will receive payments from Manager to the extent tax attributes (such as net operating losses) of Owner are used to offset income of or the tax liability of Owner. The tax sharing agreement will similarly apply with respect to any combined tax returns for state or local taxes.

                     (6) Manager shall supervise the hiring, promotion, discharge and work of the operating and service employees, including Theatre managers, performing services in or about the Theatres, including the negotiation and settlement of any labor disputes. It is acknowledged 'and agreed that initially all on-site personnel shall be employees of Manager. Manager shall procure and maintain adequate workers' compensation insurance or other similar insurance as may be required by law, at the expense of Owner, covering all of the employees performing services at the Theatres. Manager may at its option, upon 60 days notice to Owner, elect to discontinue employing the on-site personnel for the Theatres, in which event, Owner shall employ the on-site personnel for the Theatres.

                     (7) Manager shall receive, consider and handle the complaints of all guests and users of any of the services or facilities of the Theatres.




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

                     (8) Manager shall, in the name and on behalf of Owner, enter into contracts for the furnishing to the Theatres of electricity, gas, water, telephone, cleaning (including window cleaning), vermin exterminators, maintenance of heating, ventilating and air conditioning systems, and other necessary utilities and services, materials and supplies.

                     (9) Manager shall arrange for the making or installing, in the name of owner, of all alterations, renovations, repairs, decorations, replacements, and equipment installations as may be reasonably necessary for the continued operation of the Theatres in a manner consistent with the standards required of and maintained by the other theatres owned, leased or managed by Manager (regardless of whether owned or managed by Manager or any of its affiliates), and otherwise as may be appropriate, in the reasonable judgment of Manager.

                     (10) Manager shall, in the name and on behalf of owner, contract for all merchandise, materials, supplies and accessories to be used in connection with the operation and maintenance of the Theatres and their concessions.

                     (11) Manager shall obtain and maintain, for itself or on behalf of owner, as the case may be, all licenses, permits and authorizations from any governmental authorities which are necessary for the operation of the Theatres in the manner contemplated by this Agreement. Owner shall cooperate with Manager in obtaining all consents, authorizations, approvals, permits and licenses necessary to operate the Theatres. Manager shall be at all times and at its expense, qualified and licensed to do business and be in good standing in all jurisdictions where such qualification or license is required to enable Manager to manage the Theatres as contemplated by the terms of this Agreement.

                     (12) Manager shall use its reasonable efforts to cause the Theatres to comply in all material respects with all statutes, ordinances, laws, rules, regulations, orders and determinations affecting the Theatres and issued by any governmental authority having jurisdiction thereof. Further, Manager shall not unreasonably refuse or delay compliance with any specific instructions that are given by owner and that are reasonably necessary to cause the Theatres to comply with such statutes, ordinances, laws, rules, regulations, orders: and determinations. Owner shall cooperate with Manager in complying with such statutes, ordinances, laws, rules, regulations, orders and determinations, including paying all costs of such compliance.

                     (13) To the extent Manager deems necessary in connection with this Agreement, Manager shall enter into contracts on commercially reasonable terms on behalf of Owner with architects, engineers, tradesmen and other independent contractors to perform services and supervise the administration and monitor the performance of all work to be performed and services to be rendered under all such contracts.

                     (14) Manager shall operate the Theatres under the name of Cinemark, and in connection therewith Manager shall use the Cinemark name, trademark and logo, as the foregoing may be changed from time to time, to identify the Theatres as Cinemark theatres consistent with the manner in which Manager so identifies other properties as Cinemark theatres. Manager shall also include the names of the Theatres in Manager's institutional advertising, on the same basis as any other similar Cinemark theatres owned or managed by Manager or any of




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

Manager's affiliates. Owner acknowledges that it is acquiring no rights or interest in or license with respect to or other right to use the name Cinemark or such other trademarks or service marks or other intellectual property in which Manager has an ownership or other proprietary interest and will permit Manager, at the expense of owner, to remove from each of the Theatres the name Cinemark or such other trademarks or service marks or other intellectual property in which Manager has an ownership or other proprietary interest upon the termination of this Agreement. In no event shall Owner be entitled to use the Cinemark name, trademark or logo after this Agreement has been terminated by either party for whatever reason.

                        (15) Manager shall have sole and exclusive authority to negotiate, enter into and settle, in the name and on behalf of Owner, all contracts and agreements relating to or arising out of the day-to-day business and affairs of owner, including, without limitation, booking agreements and agreements with suppliers, all on terms as Manager, in the good faith exercise of its judgment, deems appropriate.

               (b) Insurance.

                        (1) During the Term of this Agreement, Manager shall maintain at Owner's own selection, insurance of such kinds and amounts as may be reasonably necessary and appropriate for the Theatres, as well as any other insurance that owner or Manager may reasonably request.

                        (2) Upon Owner's request, Manager shall not unreasonably refuse to provide insurance coverage for the Theatres through inclusion of the Theatres in Manager's multi-theatre policy, if any, in which event Owner shall reimburse Manager for the actual cost of such insurance, or, if not reasonably determinable, for a prorata share of the total cost of such insurance. If the insurance coverage is provided through inclusion in Manager's multi-theatre policy, upon request by Owner, Manager shall furnish owner with a schedule setting forth the kinds and amounts of insurance in place in connection with the operation of the Theatres. Promptly following the receipt of such schedule, Owner shall notify Manager of any changes which Owner shall elect to make in such schedule and, unless owner advises Manager that Owner will secure such insurance coverage, Manager shall thereupon forthwith apply for all such insurance, at owner's expense.

                        (3) All policies insuring against liability, damage to the Theatres or portion thereof or interruptions of business, or the like shall name Owner, Manager, or any mortgagee or beneficiary under any mortgage or other similar agreement, as the insureds thereunder, as their respective interests may appear. All policies of hazard insurance shall include loss payment clauses in the form reasonably required by any mortgage or other agreement.

                        (4) Manager shall immediately notify owner of any casualty, disaster, loss, damage or injury occurring at the Theatres whether covered by insurance or not. Manager shall not use the Theatres, or permit the same to be used, for any purpose which will make void or voidable any of such insurance policies, and shall not keep or allow to be kept at the Theatres any material, machinery, equipment, substance or other thing which may make void or voidable any of such insurance policies. Manager shall, upon the request of Owner, assist owner in any




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

reasonable manner, as owner may request, in the settlement of any claim under any of such insurance policies.

               (c) Maintenance and Repair of the Theatres. Manager shall maintain, or cause to be maintained the buildings, appurtenances and grounds of the Theatres in substantial compliance with all applicable laws, statutes, ordinances and regulations, federal, state and local, and in accordance with standards reasonably acceptable to Owner, including within such maintenance, without limitation thereof, interior and exterior cleaning, painting and decorating, plumbing, equipment, carpentry and such other normal maintenance and repair work as may be reasonably necessary. For any other individual item of repair or replacement, the expense incurred shall not exceed the sum of $50,000 unless specifically authorized by Owner, except, however, that emergency repairs immediately necessary for the preservation and safety of the Theatres or to avoid the suspension of any service to the Theatres or danger of life or property may be made by Manager without the approval of Owner. Standards established by owner under this Section 2(c) may not be so low as to expose Manager to risk of liability to other persons. Manager shall not be obligated by this Section 2(c) to institute any major capital improvements. In the event Manager fails for any reason to perform its obligations hereunder to maintain and repair, and funds are available therefore, after 30 days' prior written notice from Owner to do so, then, Owner may make the necessary repairs.

         3. Payment of Expenses.

               (a) All costs, expenses, fees and charges with respect to the use, operation or management of the Theatres, including, but not limited to, the costs incurred by Manager in performing its duties under Section 2 hereof and the cost of film rental payments, rents under Theatre leases, advertising, legal or professional cost, salaries of managers and all other on-site employees shall be borne by Owner. Manager shall not be required or obligated to provide or advance any moneys for any such costs, charges or expenses. However, Manager shall bear and pay all of its own overhead including the salaries of its own officers, regional supervisory, administrative or accounting personnel.

               (b) Manager shall collect the Revenues of the Theatres and deposit such Revenues into one or more of owner's bank accounts, as specified by Owner. Manager shall prepare and deliver to owner checks written on such bank accounts for all Cash Expenditures of the Theatres, including the Management Fee, and for other sums required to be paid by Owner under this Agreement.

               (c) Owner shall reimburse Manager within 30 days of written demand for any sums expended by Manager which are required by this Agreement to be borne by Owner and for which Manager has not been otherwise reimbursed.

         4. Management Fee. For the services to be rendered by Manager hereunder, Owner agrees to pay Manager an annual management fee (the "Management Fee") equal to (i) five percent (5%) of the aggregate Revenues of the Theatres for Revenues in each year up to $50 million and (ii) three percent (3%) of the aggregate Revenues of the Theatres for Revenues in each year over $50 million. On or before the 30th day of each month, owner shall pay Manager the portion of the Management Fee earned during the preceding month based upon the financial



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

statements of Owner prepared by Manager. Within 30 days after the audited financial statements of Owner for the preceding fiscal year are delivered to Manager and owner, the parties shall calculate the amount of the Management Fee for such fiscal year and any adjustments between the parties shall be made.

         5. Term of Agreement.

               (a) Term. The term of this Agreement shall be for a period of ten years beginning December 10, 1993 and ending on December 10, 2003. Notwithstanding anything to the contrary contained in this Section 5, if Section
4.23 of Indenture dated June 10, 1992, governing manager's $125,000,000 principal amount of 12% Senior Notes due June 1, 2002 (the "Indenture") is no longer applicable to Manager, this Agreement may be terminated by either party upon thirty (30) days written notice to the other party.

               (b) Termination by Owner. Owner may seek to terminate this Agreement only in accordance with the provisions of this Section. The term "Cause" shall mean that (A) Manager has breached the terms of this Agreement by committing any act or acts of bad faith, willful misconduct or gross negligence which have, individually or in the aggregate, had a materially adverse effect on the business or operations of owner, taken as a whole, or (B) Manager has materially breached this Agreement or failed to satisfy its obligations hereunder in any material respect and such breach or default shall be within the power of Manager to cure.

         2. At any time Owner determines that there is Cause, owner shall give Manager written notice (the "Termination Notice"), specifying in reasonable detail the cause and giving Manager at least thirty (30) days to cure such Cause. If Manager has not cured the Cause within the time allowed in the Termination Notice, the Termination Notice shall be effective and the Agreement shall terminate in accordance with the provisions of such notice. If Manager cures the Cause within the time allowed in Termination Notice, the Termination Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given. However, if a longer period is actually necessary in order to cure the Cause, the effectiveness of the Termination Notice shall be suspended beyond such time until the earlier of (A) the cure of the cause, in which case the Termination Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given or (B) Manager discontinuing diligently pursuing a cure for the Cause in which case the Termination Notice shall be effective and the Agreement shall terminate in accordance with the provisions of such notice.

               (c) Termination by Manager. Subject to the further provisions of this Section, Manager may terminate this Agreement at any time upon ten (10) days notice to owner in the event that Owner breaches or defaults in the performance of any material covenant or obligation of Owner hereunder. Such termination shall not prejudice any other rights or remedies available to Manager as a result of such breach or default. At any time that Manager determines that there has been a breach or default in the performance by owner of any material covenant or obligation of Owner hereunder, Manager shall give owner a Termination Notice, specifying in reasonable detail the breach or default and giving Manager at least thirty (30) days to cure such breach or default. If Owner has not cured the breach or default within the time allowed in the Termination Notice, the Termination Notice shall be effective and the Agreement shall terminate in




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accordance with the provisions of such notice. If owner cures the breach or default within the time allowed in Termination Notice, the Termination Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given. However, if a longer period is actually necessary in order to cure the breach or default, the effectiveness of the Termination Notice shall be suspended beyond such time until the earlier of (A) the cure of the breach or default, in which case the Termination Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given or (B) Owner discontinuing diligently pursuing a cure for the breach or default in which case the Termination Notice shall be effective and the Agreement shall terminate in accordance with the provisions of such notice.

               (d) Management Fee Upon Termination. Upon termination of this Agreement, for whatever reason, the Management Fee (as set forth in Section 4 hereof) accrued but not yet paid to Manager shall be payable by Owner at the time of such termination.

               (e) Obligations Upon Termination. Following termination of this Agreement, neither Owner nor Manager shall thereafter have any obligation or liability to the other except any obligation or liability (i) resulting from any default or breach of this Agreement occurring prior to the effective date of termination, and (ii) settlement of compensation in accordance with this Section. Upon termination of this Agreement for any reason, Manager shall deliver to Owner the originals of the books, records and all other documents relating to the Theatres.

         6. Indemnification.

               (a) Indemnification by Owner. Owner shall indemnify and hold Manager, its officers, directors, shareholders, employees, and representatives harmless from and against all claims, damages and costs (including counsel fees) arising out of or in connection with (i) any breach by Owner of any representation, warranty or covenant made in this Agreement or (ii) the management of the Theatres and the operation thereof, including, without limitation, those based upon negligence, strict negligence, sole negligence, contractual comparative negligence or concurrent negligence, but specifically excluding Manager's own gross negligence, bad faith or willful misconduct.

               (b) Indemnification by Manager. Manager shall it indemnify and hold Owner and its respective officers, directors, shareholders, employees and representatives harmless from and against all claims, damages and costs (including counsel fees) arising out of or in connection with Manager's own gross negligence, bad faith or willful misconduct.

               (c) Effect of Insurance; Waiver of Subrogation. The indemnities herein contained shall not apply to any claims with respect to which the indemnified party is covered by insurance, provided that the foregoing exclusion does not invalidate the indemnified party's insurance coverage. Each party shall endeavor to secure from its insurer waivers of subrogation with respect to claims against the other parties under policies in which the other parties are not named insureds, and shall promptly notify the other parties in the event that any such waiver is unobtainable or is obtainable only upon payment of an additional premium. If such waiver is obtainable only upon payment of an additional premium, the other parties shall have the right, at its option, to pay such additional premium.



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               (d) Limitation on Liability of Manager. Nothing contained in this
Section 6 shall limit either party's rights and remedies for breach of any provision of this Agreement by the other party, provided that Manager shall have no liability to Owner if Manager's action was taken or omitted to be taken in the operation and management of the business and affairs of Owner, including the operation of the Theatres, unless such action or omission resulted from Manager's own gross negligence, bad faith or willful misconduct. For purposes of this Agreement, any action taken by Manager which has been expressly approved or authorized by Owner or which is in accordance with customary practices of the motion picture theatre industry shall not be deemed to constitute gross negligence, bad faith or willful misconduct.

         7. Delegation of Duties. Notwithstanding anything to the contrary contained in this Agreement, Manager shall have the right to delegate or subcontract its duties under this Agreement to any person, corporation or partnership; provided, however, that no such delegation or subcontracting shall relieve Manager of liability under this Agreement and further provided that Manager shall supervise the activities of such subcontractor, and provided, further that the Management Fee continues to be paid to Manager or a Wholly Owned Subsidiary of Manager that is a Restricted Subsidiary (as such terms are defined in the Indenture) of Manager.

         8. No Restriction on other Businesses; Future Expansion.

               (a) Manager shall not be required to spend its full time and attention in the management and operation of the Theatres. Manager shall inform Owner in due course of any bona fide offer or inquiry concerning the purchase of any of the Theatres. Subject to Section 8(b) below, nothing contained herein shall preclude, prevent or be a limitation upon either party acting for itself or for others, or being a partner in a partnership or a stockholder in a corporation engaged in other real estate or business ventures. Nothing in this Agreement shall be construed so as to deem Manager a partner or joint venturer with Owner.

               (b) Manager and Owner acknowledge that they are both in the business of developing and acquiring motion picture exhibition theatres and that both parties may in the future be presented with opportunities to develop new theatres and acquire existing theatres. The parties agree that all opportunities to develop new theatres and acquire existing theatres will be presented to Manager and Manager will solely determine whether Manager or owner pursues the development of or acquisition of such theatres, provided, however, that all decisions regarding the development and acquisition of theatres shall be made such that neither Manager nor Owner will own, lease or manage any theatre that is (i) within 20 miles of any theatre owned, leased or managed by the other if neither of such theatres is located in a city having a population greater than 50,000 at the time of the proposed transaction or (ii) within 10 miles of any theatre owned, leased or managed by the other if either of such theatres is located in a city having a population greater than 50,000 at the time of the proposed transaction, unless in either case a majority of the Board of Directors of Manager, including a majority of the independent directors of Manager, determines that such action is in the best interests of Manager. A theatre is deemed to be located in each city whose boundaries fall within a radius of 10 miles from the theatre.



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         9. Subsidiaries of Owner. Owner shall cause each of its subsidiaries to enter into a Management Agreement for the management of their respective theatres with Manager containing terms substantially similar to this Agreement.

         10. No Right of Set-off. Owner shall not be entitled to set-off the Management Fee which owner is obligated to pay to Manager against any claims that Owner may have against manager. Nothing contained in this Agreement shall be construed to limit owner's ability to pursue an action against Manager for a breach of its obligations hereunder.

         11. Film Settlement Policies. Owner acknowledges that, subject to the next sentence, (i) with respect to booking services, numerous subjective and nonquantifiable matters of judgment go into the decision of which films to book and the terms of such booking and that Manager, for a variety of reasons, may find it necessary to book films of certain distributors and not book films of other distributors; (ii) separate geographic areas may be unique and involve factors relevant to policies employed in the negotiation and effectuation of film settlements ("Settlement Policies") that are not of equal importance to other geographical areas, (iii) Settlement Policies for one area may not necessarily be evaluated against or compared to the Settlement Policies Manager or its affiliates employ or employed in other geographic areas or markets, and
(iv) Manager will not be required to employ the same or similar Settlement Policies hereunder as it or its affiliates follow in other geographic areas or markets or for other theatres owned, leased or managed by Manager in the same geographical area; provided that Manager shall conduct the Settlement Policies in a good and businesslike manner. Owner confirms that Manager has made no representation or covenant as to the Settlement Policies or booking policies it has or will have with respect to any theatres which are owned, leased or managed by Manager or its affiliates or which are to be managed pursuant to this Agreement other than that Manager will employ the same policies and practices in respect thereof on behalf of the Theatres as it does on behalf of Manager's theatres and that Manager will act in good faith in respect thereof.

         12. No Restrictions on Payment of Management Fee. Owner agrees not, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of Owner to pay to Manager any fees or other amounts payable under this Agreement.

         13. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of Texas.

         14. Assignment. This Agreement may not be assigned by either party without the consent of the other party except that (i) Manager may assign this Agreement to any successor in interest or assignee of all or substantially all of the business, assets, or operations of Manager, (ii) Manager may assign this Agreement to a Wholly Owned Subsidiary of Manager that is a Restricted Subsidiary and (iii) either party to this Agreement may grant a lien to a lender in and to such party's right pursuant to this Agreement and such lender shall have the right to exercise all of such party's rights and remedies hereunder. All terms and provisions herein contained shall extend to and be binding upon the parties and their permitted successors and assigns.



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         15. Authority; Binding Agreement. Each party to this agreement represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) it has the corporate power to execute, deliver and perform this Agreement, (iii) the execution, delivery and performance by it of this Agreement has been duly and validly authorized by all necessary corporate action and (iv) this Agreement constitutes the legal, valid and binding obligations of such party, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

         16. Construction and Interpretation. This Agreement may be executed in any number of counterparts which together shall constitute the contract of the parties. The section headings herein contained are for the purposes of identification only and shall not be considered in construing this Agreement. Time is of the essence of this Agreement. If either party obtains a judgment against the other party by reason of breach of this Agreement, a reasonable attorney's fee as fixed by the court shall be included in such judgment. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. The waiver by either party of a default or breach hereunder shall not be construed as a waiver of any other default or breach hereunder by such party.

         INTENDING to be legally bound, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                      CINEMARK USA, INC.

                                      By: /s/  Jeffrey J. Stedman
                                         ---------------------------------------
                                      Name:    Jeffrey J. Stedman
                                      Title:   Vice President



                                      LAREDO JOINT VENTURE

                                      By: CINEMARK II, INC.,
                                          its Managing Venturer

                                      By: /s/ Margaret S. Richards
                                          --------------------------------------
                                      Name:   Margaret S. Richards
                                      Title:  Vice President




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